Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Dennis McGuire, certify that:

1.

I have reviewed this annual report on Form 10-K/A of Ecosphere Technologies, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013

/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer (Principal Executive Officer)